POWER OF ATTORNEY

      Know all men by these presents, that the undersigned hereby constitutes and appoints Roy T. Rimmer, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all Forms 3, Forms 4 and Schedule 13D and all amendments thereto required by the provisions of the Securities Exchange Act of 1934 pertaining to Aviation  Sales  Company, and to  file  the  same  with  all
exhibits   thereto   and  other  documents   in   connection
therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or any of them, or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in an about the premises, as fully to all intents and purposes as he might or could do in  person, thereby ratifying and conforming all  that  said
attorneys-in-fact   and  agent,   or   his   substitute   or
substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: March 15, 2000                   /s/ Lacy J. Harber

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